Exhibit 10.4

Lock-Up Agreement

December 12, 2019

Board of Directors

Adial Pharmaceuticals, Inc.

1001 Research Park Blvd.

Charlottesville, VA 22911

Ladies and Gentlemen:

The undersigned understands that Adial Pharmaceuticals, Inc. (“Adial”) intends to enter an Amendment 1 (the “Amendment”) effective as of December 12, 2019 (the “Effective Date”) that amends that certain Statement of Work No. 1 (the “SOW”) under the Master Services Agreement dated July 5, 2019 (the “MSA”) by and between Adial, with business addresses at 1001 Research Park Blvd., Suite 100, Charlottesville, Virginia 22911, and Psychological Education Publishing Company LLC, a Texas limited liability company, with a business address of 1221 Brickell Avenue, Suite 948, Miami, Florida 33131 (“Contractor”).

To induce Adial to enter the Amendment, the undersigned hereby agrees that, without the prior written consent of Adial, the undersigned will not, during the period commencing on the date hereof and at the 5:00 p.m. U.S. Eastern time on January 1, 2021 (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock, par value $0.001 per share of Adial (“Shares”) or any securities convertible into or exercisable or exchangeable for Shares, now owned by the undersigned or with respect to which the undersigned has the power of disposition, including, without limitation, such securities held by Medico-Trans Company, LLC, En Fidecomiso de Mi Vida 11/23/2010 (Trust), En Fidecomiso de Todos Mis Suenos Grantor Retained Annuity Trust dated June 27, 2017, En Fideicomiso De Mis Suenos 11/23/2010 (Trust), De Mi Amor 11/23/2010 (Trust), (collectively, the “Lock-Up Securities”); (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities. Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of Adial in connection with transactions relating to Lock-Up Securities acquired in open market transactions or Shares awarded to Bankole A. Johnson by Adial, in each case after the completion of the Amendment; provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Lock-Up Securities acquired in such open market transactions.

If (i) during the last 17 days of the Lock-Up Period, Adial issues an earnings release or material news or a material event relating to Adial occurs, or (ii) prior to the expiration of the Lock-Up Period, Adial announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of such material news or material event, as applicable, unless Adial waives, in writing, such extension.

Johnson-Adial Lock-Up Agreement	Page 1 of 4

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date hereof to and including the 34th day following the expiration of the initial Lock-Up Period, the undersigned will give notice thereof to Adial and will not consummate any such transaction or take any such action unless it has received written confirmation from Adial that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

No provision in this agreement shall be deemed to restrict or prohibit the exercise, exchange or conversion by the undersigned of any securities exercisable or exchangeable for or convertible into Shares, as applicable, including, without limitation, the issuance to the undersigned of any securities exchangeable for the Shares in connection with any sale of Adial, in which case the undersigned will be treated equally as shareholders, as required by Delaware law, and entitled as such to participate in such sale as a shareholder of Adial; provided that the undersigned does not transfer Shares acquired on such exercise, exchange or conversion during the Lock-Up Period, unless otherwise permitted pursuant to the terms of this lock-up agreement. For clarity, this agreement does restrict and prohibit the entry into or modification of a so-called “10b5-1” plan at any time. In the event of a merger of Adial into, or other sale of Adial to, a public company with a market capitalization of $5 billion or more (“AcqCo”) in which all Shares are exchanged for shares of AcqCo, this Lock-Up Agreement shall terminate upon consummation of such merger (or sale transaction) unless all officers and directors of Adial enter lock-up agreements in connection therewith, in which case this lock-up agreement will be replaced by a lock-up agreement of like tenor as those entered by the officers and directors of Adial.

The undersigned understands that Adial is relying upon this lock-up agreement in proceeding toward entering the Amendment. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned understands that, if the Amendment is not executed by December 12, 2019, then this lock-up agreement shall be void and of no further force or effect.

Johnson-Adial Lock-Up Agreement	Page 2 of 4

Very truly yours,

/s/ Bankole A. Johnson
Bankole A. Johnson

MEDICO-TRANS COMPANY, LLC

By:	/s/ Bankole A. Johnson
Name:	Bankole A. Johnson
Title:	Manager

EN FIDECOMISO DE MI VIDA 11/23/2010 (TRUST)

By:	/s/ Bankole A. Johnson
Name:	Bankole A. Johnson
Title:	Trustee

Johnson-Adial Lock-Up Agreement	Page 3 of 4

EN FIDECOMISO DE TODOS MIS SUENOS GRANTOR RETAINED ANNUITY TRUST DATED JUNE 27, 2017

By:	/s/ Bankole A. Johnson
Name:	Bankole A. Johnson
Title:	Trustee

EN FIDEICOMISO DE MIS SUENOS 11/23/2010 (TRUST)

By:	/s/ Bankole A. Johnson
Name:	Bankole A. Johnson
Title:	Trustee

DE MI AMOR 11/23/2010 (TRUST)

By:	/s/ Bankole A. Johnson
Name:	Bankole A. Johnson
Title:	Trustee

Johnson-Adial Lock-Up Agreement	Page 4 of 4